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                                                                  Exhibit 10.21


                                ACCURIDE CORPORATION

                                     $200,000,000

                      9 1/4% Senior Subordinated Notes due 2008

                                  PURCHASE AGREEMENT


                                                                January 15, 1998



BT ALEX. BROWN INCORPORATED
CITICORP SECURITIES, INC.
J.P. MORGAN SECURITIES INC.

     c/o  BT ALEX. BROWN INCORPORATED
          Bankers Trust Plaza
          130 Liberty Street
          New York, New York 10006

Ladies and Gentlemen:

     Accuride Corporation, a Delaware corporation (the ACOMPANY@), hereby confirms its agreement with each of BT Alex. Brown Incorporated, Citicorp Securities, Inc. and J.P. Morgan Securities Inc. (collectively, the "INITIAL PURCHASERS"), as set forth below.

     1. THE NOTES. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $200,000,000 aggregate principal amount of its 9 1/4% Senior Subordinated Notes due 2008 (the "NOTES"). The Notes are to be issued under an indenture (the "INDENTURE") to be dated as of January 21, 1998 by and between the Company and U.S. Trust Company of California, N.A., as Trustee (the "TRUSTEE").

          The Notes will be offered and sold (the "OFFERING") to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "ACT"), in reliance on exemptions therefrom.

          In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum dated January 4, 1998 (the "PRELIMINARY MEMORANDUM") and a final offering memorandum dated the date hereof (the "FINAL MEMORANDUM"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "MEMORANDUM"), each setting forth or including descriptions of the terms of the Notes and the terms of the Offering and the transactions contemplated hereby, the Company and its business.

          The Company understands that the Initial Purchasers propose to make an offering of the Notes only on the terms and in the manner set forth in the Final Memorandum and Section 8 hereof as soon

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as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, to (i) persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("QUALIFIED INSTITUTIONAL BUYERS" or "QIBS") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("RULE 144A") and (ii) in offshore transactions in reliance on Regulation S under the Act.


          The Initial Purchasers and their direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as EXHIBIT A (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date (as defined in Section 3 below), pursuant to which the Company will agree, among other things, to (i) file a registration statement (the "EXCHANGE OFFER REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "COMMISSION") registering the Exchange Notes (as defined in the Registration Rights Agreement) under the Act or (ii) under certain circumstances file a shelf registration statement pursuant to Rule 415 registering the Notes under the Act (the "Shelf Registration Statement").

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Initial Purchaser that:

          (a) Neither the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Final Memorandum or any amendment or supplement thereto.

          (b) The Company, each of its Significant Subsidiaries (as such term is defined in Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) and each of AKW, L.P. ("AKW"), Accuride de Mexico S.A. de C.V. ("ADM") and AOT, Inc. ("AOT", and, together with AKW and ADM, the "Ventures") is (i) a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has all requisite organizational power and authority to own, lease and operate its properties, and to conduct its business as described in the Preliminary Memorandum and the Final Memorandum and (iii) is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole (a 'MATERIAL ADVERSE EFFECT').

          (c) As of September 30, 1997, the Company had the authorized, issued and outstanding capitalization as set forth under the heading "Capitalization" in the Final Memorandum. All of the issued and outstanding shares of capital stock or limited partnership interests or membership interests, as the case may be, of the Company, each of its Significant Subsidiaries and each of the Ventures have been duly authorized and validly issued, and were not issued in violation of any preemptive or similar rights, and all shares of capital stock of the Company and each of its subsidiaries and each of the Ventures that is a corporation are fully paid and nonassessable. Except as otherwise stated in the Final Memorandum, all of the outstanding shares of capital stock or

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     limited partnership interests or membership interests, as the case may be, of each of the Company's subsidiaries and each of the Ventures are owned, directly or indirectly, by the Company and all of the outstanding shares of capital stock, limited partnership interests or membership interests, as the case may be, of the Company, each of its subsidiaries and each of the Ventures are free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting, other than those contained in (i) the senior secured term loan facility by and among the Company and the lenders named therein and the senior secured term loan facility by and among Accuride Canada, Inc. and the lenders named therein (together, the "Term Loan Facilities"), (ii) the Company's senior secured revolving credit facility by and among the Company and the lenders named therein (the "Revolving Credit Facility" and, together with the Term Loan Facilities, the "Credit Facilities"), (iii) the Stock Subscription and Redemption Agreement, dated as of November 17, 1997 (the "Subscription Agreement"), by and among the Company, Hubcap Acquisition LLC and Phelps Dodge Corporation, (iv) the ADM Credit Facility (as such term is defined in the Final Memorandum) (v) the Stockholders' Agreement, dated June 12, 1991, between the Company and Goodyear Tire and Rubber Company, as amended May 9, 1996, (vi) the Service Agreement, dated as of June 14, 1991, between AOT and the Company, as amended May 7, 1996 and as further amended or extended,
     (vii) the Contribution Agreement, dated as of May 1, 1997, among the Company, Kaiser Aluminum Chemical Corporation ("Kaiser"), AKW General Partner L.L.C. and AKW, and related agreements, (viii) Limited Partnership Agreement of AKW L.P., dated as of May 1, 1997; (ix) Limited Liability Company Agreement of AKW General Partner LLC, dated as of May 1, 1997; (x) the Letter of Intent, dated September 16, 1996, from the Company to Kaiser regarding AKW, (xi) the Memorandum of Agreement regarding Cast Aluminum Wheel Venture, dated December 1, 1995, between the Company and Speedline Aluminum S.p.A., and related agreements; (xii) the Joint Venture Agreement, dated November 5, 1997, among the Company, Industria Automotriz S.A. de C.V., Grupo Industrial Ramirez, S.A. and ADM, and related agreements;
     (xiii) the ADM Credit Facility and (xiv) the bylaws of ADM. Except as disclosed in or contemplated by the Final Memorandum and the financial statements of the Company, and the related notes thereto included in the Final Memorandum, none of the Company or any Significant Subsidiary has outstanding any options to purchase or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.

          (d) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes and the Exchange Notes (as defined in the Registration Rights Agreement). The Notes, when issued, will be substantially in the form contemplated by the Indenture. The Notes and the Exchange Notes have been duly and validly authorized by the Company and, when issued, authenticated and delivered in accordance with the provisions of the Indenture (assuming due authorization, execution and delivery of the Indenture by the Trustee) and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, and, in the case of the Exchange Notes, when issued and delivered upon exchange for the Notes in accordance with the terms of the Registration Rights Agreement and the Indenture, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except to the extent that the enforcement of the Notes and the Exchange Notes may be subject to (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether enforcement is

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     in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

          (e) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by the Company. Assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (A) the enforcement thereof may be subject to (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal or state securities laws or public policy considerations. With respect to the foregoing, the Company makes no representation or warranty with respect to the indemnification provisions contained in Section 607 of the Indenture to the extent they are deemed by a court of law to be contrary to public policy.

          (f) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company. Assuming the due authorization, execution and delivery of the Registration Rights Agreement by the Initial Purchasers, the Registration Rights Agreement, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal or state securities laws or public policy considerations.

          (g) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Subscription Agreement. The Subscription Agreement has been duly and validly authorized, executed and delivered by the Company. Assuming that the Subscription Agreement has been duly authorized, executed and delivered by the other parties thereto, the Subscription Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal or state securities laws or public policy considerations.

          (h) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company and this Agreement has been duly executed and

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     delivered by the Company.  The execution, delivery and performance by the
     Company of this Agreement, the Indenture and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract, partnership, joint venture agreement or other agreement or instrument to which the Company, any of its Significant Subsidiaries or any of the Ventures is a party or to which any of them or their respective properties or assets is subject (collectively, "CONTRACTS"), (ii) the charter or by-laws (or similar organizational document) of the Company, any of its Significant Subsidiaries or any of the Ventures, or (iii) (assuming compliance with all applicable state securities laws or "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its Significant Subsidiaries or any of the Ventures or any of their respective properties, except in the case of (i) or (iii) for such breaches, violations or defaults which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the issuance and sale by the Company of the Notes to the Initial Purchasers or the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Notes except such as (i) have been obtained or made, (ii) may be required to comply with the provisions of the Registration Rights Agreement or the Credit Facilities, or (iii) may be required under state securities laws or "Blue Sky" laws.

          (i) The audited consolidated financial statements of the Company and its consolidated subsidiaries, and the related notes thereto, included in the Final Memorandum present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries, as of the respective dates of such financial statements, and the results of operations and changes in financial position of the Company for the respective periods covered thereby. Such statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial data set forth in the Final Memorandum under the captions "Capitalization," "Summary Historical Consolidated Financial and Other Data," "Summary Pro Forma Consolidated Financial Data," "Pro Forma Consolidated Condensed Financial Statements," "Selected Historical Consolidated Financial and Other Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" fairly present in all material respects (subject to year-end audit adjustments with respect to interim financial information) the information set forth therein on the basis stated in the Final Memorandum. The other financial and statistical information and data set forth in the Preliminary Memorandum and the Final Memorandum are based on or derived from sources which the Company and the subsidiaries believe to be reliable and materially accurate. Deloitte & Touche LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries, and whose report appears in the Final Memorandum, is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

          (j) The pro forma consolidated condensed financial statements and other pro forma financial information (including the notes thereto) included in the Final Memorandum (A) present fairly in all material respects the information shown therein and (B) have been prepared in accordance with applicable requirements of Regulation S-X promulgated under the Exchange Act. The assumptions used in the preparation of the pro forma financial statements and other pro forma consolidated condensed financial information included in the Final Memorandum are reasonable

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     and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (k) Except as disclosed in the Final Memorandum, none of the Company, any of its Significant Subsidiaries or any of the Ventures is (i) in violation of its charter or by-laws (or similar organizational document),
     (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to the Company, its Significant Subsidiaries or the Ventures or any of their properties or assets, or (iii) in breach or default in the performance of any Contract, or to which any of the property or assets of the Company or such Significant Subsidiaries or the Ventures is subject, except for any such violation, breach or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (l) The descriptions in the Final Memorandum of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present in all material respects the information that would be required to be described in a registration statement under the Act or in a document incorporated by reference therein.

          (m) The Notes, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Final Memorandum.

          (n) Except as disclosed in the Final Memorandum, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, or to the knowledge of the Company, threatened or contemplated to which the Company, any of its Significant Subsidiaries or any of the Ventures is or may be a party or to which the business or property of the Company, any of its Significant Subsidiaries or any of the Ventures is or may be subject,
     (ii) to the knowledge of the Company, its Significant Subsidiaries and the Ventures, no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body (other than "Blue Sky" laws, regulations or orders), or (iii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction to which the Company, any of its Significant Subsidiaries or any of the Ventures is or may be subject, issued and outstanding that, in the case of clauses (i), (ii) or
     (iii) above, except as disclosed in the Final Memorandum, would reasonably be expected to (x) have a Material Adverse Effect or (y) seek to restrain, enjoin, interfere with or adversely affect the transactions contemplated by this Agreement in any material respect.

          (o) Except as otherwise disclosed in the Final Memorandum, each of the Company, its Significant Subsidiaries and the Ventures has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, to all property and assets described in the Final Memorandum as being owned by it and good title to all leasehold estates in the real property described in the Final Memorandum as being leased by it except for
     (i) liens for taxes not yet due and payable, (ii) such liens and encumbrances as are contemplated by the Credit Facilities, (iii) such liens, claims, encumbrances and restrictions as do not materially interfere with the use made and proposed to be made of such properties (including, without limitation, purchase money mortgages), and (iv) to the extent the failure to have such title or the existence of such liens, claims, encumbrances and restrictions would not have a Material Adverse Effect.

          (p) Since the respective dates as of which information is given in the Final Memorandum, and except as described in or specifically contemplated by the Final Memorandum: (i) the Company, its Significant Subsidiaries and the Ventures have not incurred any material

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     liabilities or obligations, direct or contingent, or entered into any material agreement or other material transaction, which is not in the ordinary course of business; (ii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company, its Significant Subsidiaries and the Ventures are not in default in the payment of principal or interest on any outstanding debt obligations; and (iii) there has not been any change in the condition (financial or otherwise), business or results of operations of the Company, its Significant Subsidiaries and the Ventures, taken as a whole, which could have a Material Adverse Effect.

          (q) The Company, each of its subsidiaries and each of the Ventures own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names and copyrights necessary to conduct the business described in the Final Memorandum, except where the failure to own or possess or have the ability to acquire any of the foregoing would not have a Material Adverse Effect, and none of the Company, any of its subsidiaries or any of the Ventures has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, trademarks, service marks, trade names or copyrights which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

          (r) None of the Company, any of its Significant Subsidiaries or any of the Ventures has any material liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which it makes or ever has made a contribution and in which any employee of it is or has ever been a participant. With respect to such plans, the Company, each of its subsidiaries and each of the Ventures is in compliance in all material respects with all applicable provisions of ERISA.

          (s) Except as disclosed in the Final Memorandum, none of the Company, any of its Significant Subsidiaries or any of the Ventures is involved in any material labor dispute nor, to the best of the knowledge of the Company, its Significant Subsidiaries and each of the Ventures, is any material labor dispute threatened which, if such dispute were to occur, would reasonably be expected to have a Material Adverse Effect.

          (t) Except as disclosed in the Final Memorandum and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the best of the knowledge of the Company, the Company, its Significant Subsidiaries and each of the Ventures are in material compliance with all applicable existing federal, state, local and foreign laws and regulations relating to the protection of human health or the environment or imposing liability or requiring standards of conduct concerning any Hazardous Materials ('ENVIRONMENTAL LAWS'). The term 'HAZARDOUS MATERIAL' means (a) any 'hazardous substance' as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any Ahazardous waste@ as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. Except as disclosed in the Final Memorandum, none of the Company, any of its subsidiaries or any of the Ventures has received any written notice and there is no pending or, to the best knowledge of the Company, threatened action, suit or proceeding before or by any court or governmental agency or body alleging liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of the Company, any of its Significant Subsidiaries or any of the Ventures


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     arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material at any location owned or operated by the Company, any of its Significant Subsidiaries or any of the Ventures or previously owned by the Company, any of its Significant Subsidiaries or any of the Ventures, or (ii) any violation or alleged violation of any Environmental Law, in either case (x) which alleged or potential liability would be required to be described in a registration statement under the Act, or (y) which alleged or potential liability, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (u) Each of the Company, its subsidiaries and the Ventures has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all material taxes shown as due thereon; and other than tax deficiencies which the Company, any subsidiary or any of the Ventures is contesting in good faith and for which the Company, such subsidiary or such Ventures has provided adequate reserves, there is no tax deficiency that has been asserted against the Company, any of the subsidiaries or any of the Ventures that would have, individually or in the aggregate, a Material Adverse Effect.

          (v) Each of the Company, its subsidiaries and the Ventures possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all appropriate federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on the business of the Company, its subsidiaries and the Ventures as now conducted as set forth in the Final Memorandum, the lack of which would have a Material Adverse Effect ("Permits"); each of the Company, its subsidiaries and the Ventures has fulfilled and performed all of its respective obligations with respect to such Permits and, to the best knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, except where the failure to fulfill or perform such obligations or such impairment, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Company, any subsidiary or any Venture has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (w) None of the Company, any of its subsidiaries or any of the Ventures or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or reasonably could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of
     Section 4(2) of the Act. Assuming (i) the representations and warranties of the Initial Purchasers in Section 8 hereof are true and correct in all material respects, (ii) compliance by the Initial Purchasers with the offering and transfer restrictions described in the Final Memorandum and
     (iii) the accuracy of the representations, warranties and agreements of each of the purchasers to whom the Initial Purchasers initially resells the Notes in compliance with Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to


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     the Initial Purchasers in the manner contemplated by this Agreement to register any of the Notes under the Act or to qualify the Indenture under the TIA.

          (x) No securities of the Company are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

          (y) None of the Company, any of its Significant Subsidiaries or any of the Ventures is an Ainvestment company@ or "promoter" or "principal underwriter" for an "investment company" under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (z) The Company, each of its Significant Subsidiaries and each of the Ventures maintain insurance insuring against such losses and risks as the Company reasonably believes is adequate to protect the Company, each of its Significant Subsidiaries and each of the Ventures and their respective businesses, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect.

          (aa) None of the Company, any of its Significant Subsidiaries or any of the Ventures has taken nor will it take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Notes or to facilitate the sale or resale of the Notes.

          (bb) Neither the issuance, sale and delivery of the Notes, nor the application of the proceeds thereof by the Company, its Significant Subsidiaries and the Ventures as set forth in the Final Memorandum, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

          (cc) Other than as contemplated by this Agreement or the Subscription Agreement, or as otherwise described in the Final Memorandum, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated hereby or thereby.

          (dd) The Company has complied with all provisions of Section 517.075 Florida Statutes, relating to doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

          (ee) Other than the Registration Rights Agreement and the actions permitted thereby or as otherwise disclosed in the Final Memorandum, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any debt securities of the Company owned or to be owned by such person or to require the Company to include such debt securities in the securities registered pursuant to an Exchange Offer Registration Statement or Shelf Registration Statement, or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

          (ff) The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Notes other than the Final Memorandum and the other materials permitted by the Act.

Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company and each of the subsidiaries to each Initial Purchaser as to the matters covered thereby.

     3. PURCHASE, SALE AND DELIVERY OF THE NOTES. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees severally, but not jointly, to purchase from the Company, the principal amount of Notes set forth opposite such Initial Purchaser's name on Schedule I hereto at 99.448% of their principal amount. One or more certificates in definitive form for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (immediately available funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022 at 10:00 a.m., New York time, on January 21, 1998, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "CLOSING DATE." The Company will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchasers at the offices of BT Securities Corporation in New York, New York, or at such other place as BT Securities Corporation may designate, at least 24 hours prior to the Closing Date.

     4. RESALE BY INITIAL PURCHASERS. The Initial Purchasers propose to resell the Notes at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgement of the Initial Purchasers is advisable.

     5. AGREEMENTS OF THE COMPANY. The Company covenants and agrees with each of the Initial Purchasers as follows:

          (a) The Company will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent. The Company will, promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.

          (b) The Company will cooperate with the Initial Purchasers in arranging for the qualification of the Notes for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Notes; PROVIDED, HOWEVER, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (c) If, any time prior to the completion of the distribution by the Initial Purchasers of the Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and will prepare, at its own expense, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

          (d) The Company will, without charge, furnish to the Initial Purchasers and their counsel as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may from time to time reasonably request. The Company consents to the use, in accordance with the provisions of the Act and with the securities or "Blue Sky" laws of the jurisdictions in which the Notes are offered by the several Initial Purchasers and by dealers, of each Preliminary Memorandum and Final Memorandum furnished by the Company.

          (e) The Company will apply the net proceeds from the sale of the Notes to be sold by it hereunder for the purposes set forth under "Use of Proceeds" in the Final Memorandum.

          (f) For so long as any of the Notes remain outstanding, the Company will furnish to the Initial Purchasers, upon request, copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

          (g) None of the Company or any of its affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in any respect of any "security" (as defined in the Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes.

          (h) The Company will not, and will not permit any of its subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (i) For as long as it is required to do so under the Indenture, the Company will make available at its expense, upon request, to any holder of such Notes and any prospective purchasers thereof, the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

          (j) The Company will use its best efforts to (i) permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "PORTAL MARKET") and (ii) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

          (k) Prior to the effective date of the Exchange Offer Registration Statement or the sale of all the Notes under the Shelf Registration Statement, the Company shall take such steps as shall be necessary to ensure that the Company shall not become an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     The Initial Purchasers may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

     6. EXPENSES. The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to
(i) the costs of printing, word processing or other production of documents for the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents,
(iii) the fees and disbursements of counsel, the accountants and any other experts or advisors retained by the Company (but not the Initial Purchasers),
(iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Notes, (v) the qualification of the Notes under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) expenses in connection with any meetings with prospective investors in the Notes; (vii) fees and expenses of the Trustee including fees and expenses of its counsel,
(viii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market, and (ix) any fees charged by investment rating agencies for the rating of the Notes. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 11(a)(i) hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than by reason of a default by the Initial Purchasers), the Company agrees to promptly reimburse the Initial Purchasers upon demand (accompanied by documentation) for all reasonable out-of-pocket expenses (including reasonable fees, disbursements and charges of Simpson Thacher & Bartlett, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Notes.

     7. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The several obligations of the Initial Purchasers to purchase and pay for the Notes shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

          (a) On the Closing Date, there shall have been furnished to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, opinions, each addressed to the Initial Purchasers and dated the Closing Date, of (i) Latham & Watkins, counsel for the Company, substantially in the form of Annex I-A hereto, (ii) Scott A. Crozier, Esq., General Counsel to Phelps Dodge Corporation, substantially in the form of Annex I-B hereto, and (iii) Osler, Haskin & Harcourt, Canadian counsel to the Company, substantially in the form of Annex I-C hereto.

          (b) On the Closing Date, the Initial Purchasers shall have received the opinion in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Simpson Thacher & Bartlett, counsel for the Initial Purchasers, with respect to certain legal matters as you reasonably may request. In rendering such opinion, Simpson Thacher & Bartlett shall have received and may rely upon such certificates and other documents and information as it may reasonably request to enable them to pass upon such matters.

          (c) The Initial Purchasers shall have received from Deloitte & Touche LLP, independent accountants, a comfort letter or letters, the first one to be dated the date of this Agreement and the second one to be dated the Closing Date, in form and substance satisfactory to the Initial Purchasers (which comfort letters shall include reference to the performance of a review conducted in accordance with the American Institute of Certified Public Accountants' Statements on Standards for Accounting and Review Services on the consolidated financial statements of the Company for the year ended December 31, 1997).

          (d) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the officers of the Company made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct as of the date made and on and as of the Closing Date; and the Company shall have performed in all material respects all covenants and agreements and satisfied in all material respects all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

          (e) The sale of the Notes hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

          (f) The Initial Purchasers shall have received a certificate of the Company executed by (i) the president or any vice president and (ii) the chief financial or accounting officer of the Company, dated the Closing Date, to the effect that:

                         (A) The representations and warranties of the Company in this Agreement are true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent such representations or warranties specifically relate to an earlier date and time) and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement on or prior to the Closing Date;

                         (B) Each of the respective signers of the certificate has carefully examined the Final Memorandum; in his opinion and to the best of his knowledge, neither the Final Memorandum nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                         (C) At the Closing Date, since the respective dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement after the date hereof), there has not occurred any event or events that, individually or in the aggregate, would have a Material Adverse Effect (except as disclosed in or contemplated by the Final Memorandum); and

                         (D) The sale of the Notes hereunder has not been enjoined (temporarily or permanently).

          (g) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Company and, assuming due execution and delivery by the Initial Purchasers, such agreement shall be in full force and effect.

          (h) The Indenture shall have been duly executed and delivered by the Company and duly authorized, executed and delivered by the Trustee, and the Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

          (i) The Company shall have received from Hubcap Acquisition LLC or an affiliate thereof an equity investment equal to $108.0 million, pursuant to the Subscription Agreement.

          (j) The Company shall have entered into the Credit Facilities for an aggregate borrowing of up to $275.0 million and shall have delivered fully executed agreements with respect to the Credit Facilities.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to the Initial Purchasers and, as to legal matters, to Simpson Thacher & Bartlett, counsel for the Initial Purchasers. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you reasonably request.

     8.   OFFERING OF NOTES; RESTRICTIONS ON TRANSFER.

          (a) Each of the Initial Purchasers represents and warrants (as to itself only) that it is a QIB. Each Initial Purchaser has advised the Company that it proposes to offer the Initial Notes for resale upon the terms and conditions set forth in this Agreement and in the Final Memorandum. Each Initial Purchaser acknowledges and agrees that the Initial Notes have not been and, other than pursuant to the Company's obligations under the Registration Rights Agreement, will not be, registered under the Act, and may not be offered or sold within the United States unless the Initial Notes are registered under the Act or an exemption from the registration requirements of the Act is available. Each of the Initial Purchasers hereby represents and warrants and agrees with, the Company (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Initial Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Initial Notes only from, and will offer the Initial Notes only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("FOREIGN PURCHASERS," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); PROVIDED, HOWEVER, that, in the case of this clause (B), in purchasing such Initial Notes such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Memorandum).

          (b) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Initial Notes or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Initial Notes have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; (iii) it has offered the Initial Notes and will offer and sell the Initial Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation
S) with respect to the Initial Notes, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and (iv) it agrees that, at or prior to confirmation of sales of the Initial Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Initial Notes from it during the restricted period a confirmation or notice to substantially the following effect:

                    "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution of the Securities at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them in Regulation S."

Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S under the Act.

     9.   INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company agrees to indemnify and hold harmless the Initial Purchasers, each of their officers and directors, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Initial Purchasers, each of their officers and directors, or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

               (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Notes under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each, an "APPLICATION"); or

               (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse (promptly following the receipt of invoices therefor), as incurred, the Initial Purchasers and each such controlling person for any reasonable legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers specifically for use therein and PROVIDED FURTHER, that the Company will not be liable to the Initial Purchasers or any person controlling the Initial Purchasers with respect to any such untrue statement or omission made in any Preliminary Memorandum that is corrected in the Final Memorandum (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased the Notes from any Initial Purchaser in reliance upon a Preliminary Memorandum but was not sent or given a copy of the Final Memorandum (as amended or supplemented) at or prior to the written confirmation of the sale of such Notes to such person, unless such failure to deliver the Final Memorandum (as amended or supplemented) was a result of noncompliance by the Company with Section 5(d) of this Agreement. This indemnity agreement will be in addition to any liability that Company may otherwise have to the indemnified parties. The Company shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

          (b) The Initial Purchasers, severally and not jointly, agree to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any Application, or
     (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchasers, furnished to the Company by the Initial Purchasers specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by the Company or any director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. No Initial Purchaser shall be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses or material prejudice and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above.
     In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, then, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by BT Alex. Brown Incorporated in the case of paragraph (a) of this Section 9 or the Company in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts received by the Initial Purchasers.
     The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or any Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discount and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls any Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each of the Initial Purchasers' officers and directors shall have the same rights to contribution as such Initial Purchaser, and each director or officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

     10. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company, of its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of (i) any investigation made by or on behalf of any Initial Purchaser or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 9 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     11. TERMINATION OF AGREEMENT. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

          (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given at or prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

               (i) any of the Company, its Significant Subsidiaries or the Ventures shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference has had or has a Material Adverse Effect, or there shall have been any material adverse change, or any development involving a prospective material adverse change (including, without limitation, a change in management or control of the Company), in the business, results of operations or condition (financial or other) of the Company, its subsidiaries and the Ventures, taken as a whole, except in each case as described in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto);

               (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange;

               (iii) a banking moratorium shall have been declared by New York or United States authorities; or

               (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States, or (C) any material change in the financial markets of the United States which in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum.

          (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

     12. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     13. INFORMATION FURNISHED BY THE INITIAL PURCHASERS. The statements set forth in the last paragraph on the cover page, the stabilization legend on page i, the statements in the first, third and fourth paragraphs, the fourth and fifth sentences of the sixth paragraph, and the seventh and eighth paragraphs under the caption "Private Placement" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by or on behalf of the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof. The Initial Purchasers confirm that such statements (to the extent such statements relate to the Initial Purchasers) are correct.

     14. MISCELLANEOUS. Except as otherwise provided herein, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 2315 Adams Lane, P.O. Box 40, Henderson, Kentucky, 42420, Attention: Chief Financial Officer, with a copy to Randall C. Bassett, Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071; or (ii) if to the Initial Purchasers, care of BT Alex. Brown Incorporated, Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, Attention: Corporate Finance Department, with a copy to Arthur D. Robinson, Esq., Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017.

     15. SUCCESSORS. This Agreement has been and is made solely for the benefit of the several Initial Purchasers, the Company, its directors and officers, and the other controlling persons referred to in Section 9 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company, its officers and any person or persons who control the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act. Neither the term 'successor' nor the term 'successors and assigns' as used in this Agreement shall include a purchaser from any Initial Purchaser of any of the Notes in his status as such purchaser.

     16. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     17. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     18. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

     In this Agreement the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Initial Purchasers.

                               [signature page follows]

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Initial Purchasers.


                                        Very truly yours,

                                        ACCURIDE CORPORATION


                                        By:  /s/ William P. Greubel
                                             -----------------------
                                             Name:  William P. Greubel
                                             Title: President



The foregoing Purchase Agreement is hereby confirmed and accepted by us in New York, New York as of the date first above written.

BT ALEX. BROWN INCORPORATED


By: /s/ George C. Hartmann, Jr.
     ---------------------------
     Name:  George C. Hartmann, Jr.
     Title: Managing Director


CITICORP SECURITIES, INC.


By:  /s/ Scott Vallar
     ---------------------------
     Name:  Scott Vallar
     Title: Managing Director


J.P. MORGAN SECURITIES INC.


By:  /s/ John Gilbert
     ---------------------------
     Name:  John Gilbert
     Title: Vice President

                                      SCHEDULE I


                                                            PRINCIPAL AMOUNT OF
INITIAL PURCHASER                                                  NOTES

BT Alex. Brown Incorporate$  120,000,000

Citicorp Securities, Inc 40,000,000

J.P. Morgan Securities Inc    40,000,000
                                                              $  200,000,000


                                      ANNEX I-A
                             Opinion of Latham & Watkins
                          Referred to in Section 7(a) hereof

          1. The Company and each of the Subsidiaries (a) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) has all requisite organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum.

          2. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

          3. The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, will be a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          4. The Notes have been duly authorized by the Company and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Purchase Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          5. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by you, will be a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          6. The statements made in the Final Memorandum under the captions "Description of Notes" and "Exchange Offer; Registration Rights," insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

          7. No registration of the Notes under the Securities Act, and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA"), is required for the purchase of the Notes by you or the initial resale of the Notes by you to eligible purchasers, in each case, in the manner contemplated by the Purchase Agreement. We express no opinion, however, as to when or under what circumstances any Notes initially sold by you may be reoffered or resold.

          8. The execution, delivery and performance by the Company of the Purchase Agreement, the Indenture and the Registration Rights Agreement and the issuance, sale and delivery of the

Notes to you will not result in a breach or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (a) except as set forth in the Final Memorandum, the terms or provisions of any contract to which the Company is a party and which has been identified to us by the Company as material and listed on Annex A attached hereto (the "Material Agreements"), except for any such breach, violation, default or event that could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), (b) the Governing Documents of the Company or any of the Subsidiaries, or (c) to our knowledge, any federal or New York statute, rule, regulation, judgment, decree or order, or the DGCL or any rule or regulation thereunder or any judgment, decree or order pursuant thereto, known to us to be applicable to the Company or the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation that would not individually or in the aggregate have a Material Adverse Effect.

          9. The Company has the authorized, issued and outstanding capital stock as set forth under "Capitalization" in the Final Memorandum. All the shares of capital stock, limited partnership interests and membership interests of Kentucky Holding, Accuride Henderson, Henderson LLC, Tennessee Holding, Accuride Columbia and Columbia LP have been duly authorized and validly issued, and all of the shares of capital stock of Kentucky Holding, Accuride Henderson, Tennessee Holding and Accuride Columbia are fully paid and nonassessable.

          10. Neither the sale, issuance, or delivery of the Notes will violate Regulation G, T (assuming that you do not sell the Notes to any person or entity subject to Regulation T for such person's or entity's own account), U or X of the Board of Governors of the Federal Reserve System.

          11. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted on an automated inter-dealer quotation system.

          12. No consent, approval authorization or order of, or filing or qualification with, any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the DGCL or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the DGCL, is required in connection with the sale of the Notes by the Company pursuant to the Purchase Agreement, except such as may be required under state securities law, as to which we express no opinion, and such as may be required under the TIA in connection with the Purchase Agreement and the Registration Rights Agreement, and those that have already been obtained.

          13. The Company, immediately after the sale of the Notes to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds"), will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          14. The descriptions in the Final Memorandum of contracts and other documents are accurate and fairly present in all material respects the information that would be required to be described in a registration statement under the Act or in a document incorporated by reference therein. To our knowledge, there are no contracts or documents of the Company or its Subsidiaries that would be required to be described in a registration statement under the Act or in a document incorporated by reference therein, that are not otherwise described in the Final Memorandum.

          In addition, we have participated in conferences with officers and other representatives of the Company, counsel to the Company, representatives of the independent public accountants for the

Company, and your representatives, at which the contents of the Final Memorandum and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except and only to the extent set forth in paragraph 6) and have not made any independent check or verification thereof, during the course of such participation, no facts came to our attention that caused us to believe that the Final Memorandum, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that we express no belief with respect to the financial statements and schedules or other financial data included in the Final Memorandum.

                                      ANNEX I-B
                          Opinion of Scott A. Crozier, Esq.
                          Referred to in Section 7(a) hereof

          1. CORPORATE STATUS AND AUTHORITY. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power to conduct its business and to own or lease its properties, as now conducted, owned or leased.

          2. NO CONFLICTS. Except as set forth in Section 2.2 of the Shareholder's Disclosure Schedule, the execution and delivery by the Shareholder and the Company of the Agreement and the Documents, the performance by them of their respective obligations thereunder and the consummation of the transactions contemplated thereby will not result in (i) any conflict with the certificate of incorporation or the by-laws of the Shareholder or the Company, (ii) a violation or breach of, or constitute an event of default under, any contract, agreement, note, bond, mortgage, indenture, license, lease or other instrument or obligation known to me to which the Shareholder or the Company is a party or by which the Shareholder or the Company is bound, except where such breaches or defaults would not have, individually or in the aggregate, a Material Adverse Effect and would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Shareholder or the Company to perform their respective obligations under, or to consummate the transactions contemplated by the Agreement and the Documents, (iii) a breach, violation of or default under any statute, regulation, order or decree known to me to be applicable to the Shareholder or the Company or any of their respective assets under the federal laws of the United States except where such breaches or defaults would not have, individually or in the aggregate, a Material Adverse Effect or (iv) to my knowledge, the creation of any Lien on any asset or properties owned or used by the Company or its Subsidiaries, except for such Liens as would not have, individually or in the aggregate, a Material Adverse Effect and would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Shareholder or the Company to perform their respective obligations under, or to consummate the transactions contemplated by the Agreement and the Documents.

          3. CAPITALIZATION OF THE COMPANY. After giving effect to the purchase by the Company of the Redeemed Shares from the Shareholder and the issuance and sale by the Company of the Shares to the Purchaser, the authorized capital stock of the Company will consist of 1,000 shares of common stock, 100 of which will be issued and outstanding and 90 of which will be held in treasury. All of the foregoing 100 outstanding shares of common stock are or will be, upon issuance thereof pursuant to the Agreement, duly authorized, validly issued, fully paid and non-assessable. There are no other shares of capital stock or other voting securities of the Company authorized, issued or outstanding. There are no outstanding options, warrants, conversion, exchange or other rights or agreements of any kind (other then the Agreement) for the purchase or acquisition from, or the sale or issuance by, the Shareholder or the Company of any shares of stock of the Company, and no authorization therefor has been given.

          4. SUBSIDIARIES. Each of Accuride Texas, Inc. and Accuride Ventures, Inc. is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. AKW, L.P. is a limited partnership, duly formed, validly existing and in good standing under the laws of the state of Delaware. AKW General Partner, L.L.C. is a limited liability company duly formed, validly existing and in good standing under the laws of the state of Delaware.

          The Company has no Subsidiaries other than the Subsidiaries listed in
Section 2.5 of the Shareholder's Disclosure Schedule. All of the outstanding shares of capital stock of each of Accuride Texas, Inc. and Accuride Ventures, Inc. are duly authorized, validly issued, fully paid and non-assessable and, to my knowledge, owned, directly or indirectly, by the Company free and clear of all liens. To my knowledge, there are no outstanding options, warrants, conversion, exchange or other rights or agreements of any kind (other than the Agreement) for the purchase or acquisition from, or the sale or issuance by, the Shareholder or the company of any shares of stock of any of the Company's Subsidiaries, and no authorization therefor has been given. Each of Accuride Texas, Inc., Accuride Ventures, Inc., AKW L.P. and AKW General Partner L.L.C. has all requisite corporate power to conduct its business and to own or lease its properties, as now conducted, owned or leased. Each of Accuride Texas, Inc., Accuride Ventures, Inc., AKW, L.P. and AKW General Partner L.L.C. is duly qualified to do business in each jurisdiction except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

          5. LITIGATION. Except as otherwise set forth in Section 2.13 of the Shareholder's Disclosure Schedule, there are no Actions pending or, to the knowledge of the Shareholder, threatened, against the Company or any of its Subsidiaries, to the shareholder's knowledge, any officers or directors of the Company and its Subsidiaries as such or the Shareholder in the Shareholder's capacity as a shareholder of the Company, whether at law or in equity, whether civil or criminal in nature and whether before or by any Governmental Authority,
(i) which have a stated damage claim greater than, or which have had a demand made in excess of or which involve an amount in controversy greater than $1 million or, if no such damage claim is stated, demand is made or the amount in controversy does not involve more than $1 million, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or would, individually or in the aggregate, reasonably be expected to materially impair the ability of the Shareholder or the Company to perform their respective obligations under, or to consummate the transactions contemplated by, the Agreement and the Documents, or (ii) which question the validity of the Agreement or any action taken or to be taken by the Shareholder, the Company or any of the Subsidiaries in connection herewith.

                                      ANNEX I-C
                         Opinion of Osler, Hoskin & Harcourt
                          Referred to in Section 7(a) hereof

          1. The Canadian Subsidiary is a corporation incorporated and validly existing under the laws of Ontario.

          2. The Canadian Subsidiary has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum.



                                         IC-1